QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

SPX CORPORATION DOMESTIC SUBSIDIARIES

Subsidiary	Jurisdiction of Organization
SPX Corporation	Delaware
Advanced Industrial Technologies, Inc. -d/b/a: GSE, GSE Weighing Systems, GSE Scale Systems	Michigan
Advanced Test Products, Inc.	Florida
AG Equipment Co.	Kansas
AMCA/Brookfield International Sales, LLC	Delaware
AMCA/Monroe Holdings Corp.	Delaware
Aurora/Hydromatic Pumps Inc.	Delaware
Domestic Subsidiary Corporation	Delaware
EGS Electrical Group LLC—Minority Interest in Joint Venture	Delaware
Engineering Analysis Associates, Inc.	Michigan
Fairbanks Morse Pump Corporation	Kansas
Flair Corporation -d/b/a: SPX Flair Corporation, Flair PPC Corp., SPX Air Treatment	Delaware
Fluid Technologies, Inc.	Oklahoma
General Farebox Service of Atlanta, Inc.	Delaware
General Signal Corporation	South Dakota
General Signal Environmental Risk Management Company	Delaware
General Signal Healthcare Management, Inc.	Delaware
General Signal International Corporation	Delaware
GSBS Development Corporation	Delaware
GSLE Development Corporation	Delaware
GSLE Subco LLC
GSPS Development Corporation	Delaware
GSR Merger Sub, Inc.	Delaware
Imagexpo, L.L.C.	Delaware
Kayex China Holdings, Inc.	Delaware
Kendro GP II, LLC
Kodiak Partners Corp.	Delaware
Kodiak Partners II Corp.	Delaware
LDS Test and Measurement Inc. -d/b/a: LDS T&M, Inc.	Delaware
LDS Test and Measurement LLC	Delaware
The Marley Company LLC	Delaware
Marley Engineered Products LLC	Delaware
The Marley–Wylain Company	Delaware
MCT Services LLC -d/b/a: Marley Services of Arizona	Delaware
MF Development Corporation	Delaware
MR California, Inc.	California
New Signal, Inc.	Delaware
Pearpoint, Inc.	California
Prepared Response, Inc.	Washington
P.S.D., Inc. -d/b/a: Power Systems Development	Ohio
SGS Service Partnership	Delaware
SPX Cooling Technologies, Inc.	Delaware
SPX Dock Products, Inc.	Wisconsin

SPX Holding Inc.	Connecticut
SPX International Management LLC	Delaware
SPX Minnesota Properties, Inc.	Michigan
SPX Receivables, LLC	Delaware
SPX Receivables II, LLC	Delaware
SPX Risk Management Co.	Delaware
SPX US Finance LLC	Delaware
TCI International, Inc. -d/b/a: Technology for Communications International, BR Communications	Delaware
Terrace Point Development Company	Michigan
Valley Forge Technical Information Services, Inc. -d/b/a: Valley Forge Technical Information Services in Pennsylvania	Michigan
Waukesha Electric Systems, Inc. XCel Erectors, Inc.	Wisconsin Delaware

SPX CORPORATION FOREIGN SUBSIDIARIES

Subsidiary	Jurisdiction of Organization
997958 Ontario Inc.	Canada
Administraciones Directas Interactive Especializadas, S.C.	Mexico
AIA Commercial, S.A.	Spain
Airflow Construction Limited	UK
AMCA International Canada Corporation	Canada
AMPROBE Europe GmbH	Germany
Anglo-American Direct Tea Trading Company Limited (The)	UK
Arrendadora Korco, S.A. de C.V.	Mexico
Atex-Filter GmbH & Co. OHG	Germany
Atex Filter Nederland BV	Netherlands
Atex Filter Verwaltungsgesellschaft mbH	Germany
Attack Engineering Limited	UK
Automotive Diagnostics U.K. Limited	UK
Balcke-Dürr GmbH	Germany
Balcke Duerr Austria GmbH	Germany
Balcke-Duerr Italiana, S.r.l.	Italy
Balcke-Dürr Rothemühle Polska Sp. Z o.o. Pola	nd
BDT Limited	India
Best Power Technology Limited	Taiwan
Bicotest Limited	UK
Blackwall Warehousing Limited	UK
Bran+Luebbe	Norway
BRAN + LUEBBE Electronics GmbH & Co. KG	Germany
BRAN + LUEBBE Electronics Verwaltungs-GmbH	Germany
BRAN + LUEBBE GmbH	Germany
BRAN + LUEBBE INTERNATIONAL GmbH	Germany
Bran+Luebbe KK	Japan
Bran & Luebbe Ltda.	Brazil
Bran+Luebbe Pty. Ltd.	Australia
British Electronic Controls Limited (The)	UK
CARTOOL Gesellschaft zur Herstellung von Spezial-und Sonderwerkzeugen für Kraftfahrzeuge m.b.H.	Germany
CARTOOL technische Entwicklungen GmbH	Germany
Climavent SAS	France
Consolidated Tea and Lands Company (India) Limited (The)	UK
Consolidated Tea and Lands Company Limited (The)	UK
Corroless International Limited	UK
Cox Fluidpower Limited	UK
Coxmac Holdings Limited	UK
Cox's Machinery Limited	UK
Deca S.r.L.	Italy
Delair B.V.	Netherlands
Deltech B.V.	Netherlands
Deltech Engineering Limited	UK
Dezurik International Limited	UK
Dezurik México, S.A. de C.V.	Mexico
Dezurik of Australia Proprietary Limited	Australia
D.F. Bevan (Holdings) plc	UK
Dillroad Limited	UK

Dock Products Canada Inc.	Canada
Dollinger Ireland Limited	Ireland
Dollinger World Limited	Ireland
Electrolocation Limited	UK
Eurogard BV	Netherlands
Fairbanks Morse India Limited	India
FCD (Canada) Inc.	Canada
Filter Supply and Manufacturing Company Limited	UK
Flair Filtration Private Limited	UK
G.C. Evans (Holdings) Limited	UK
General Signal (China) Co., Ltd.	China
General Signal Enterprises	Ireland
General Signal Europe Limited	UK
General Signal (Europe) Limited Stockport (England), Kindhausen Branch	UK
General Signal FSC, Inc.	Virgin Islands
General Signal India Private Limited	India
General Signal Ireland B.V.	Netherlands
General Signal (S.E.G.) Asia Limited	Hong Kong
General Signal UK Limited	UK
General Signal Verwaltungsgesellschaft mbH i.L.	Germany
Granyte Surface Coatings (Southern) Limited	UK
Guangzhou Marley Balcke Cooling Technologies Co., Ltd.	China
Guangzhou Marley Cooling Tower Co. Ltd.	China
H. Sharp & Son Limited	UK
Hangzhou Kayex Zheda Electromechanical Co., Ltd.	China
Hankison de México, S. de R.L. de C.V.	Mexico
Hankison (UK) Limited	UK
Heat, Insulation & Ventilation Co, Limited	UK
High Ridge Ireland Ltd.	Ireland
Hole Holdings Limited	UK
IBS Filtran Kunstoff-/Metallerzeugnisse GmbH	Germany
IF Steril	Denmark
ImagExpo GmbH	Germany
Industri-Filter A/S	Denmark
Interfilta Limited	UK
Jack Hydraulics Limited	UK
JATEK, Limited	Japan
Javelin Water Engineering Limited	UK
Jemaco Flair Corporation	Korea
Joseph Mason Limited	UK
Joseph Mason Paints (Scotland) Limited	UK
Joseph Shakespeare & Co. Limited	UK
Jurubatech Technologia Automotiva Ltda.	Brazil
Kelley Company FSC, Inc.	Barbados
Kelley International Limited	Gibraltar
Kennedy Industrial Textiles Limited	UK
Kennedy Wagstaff Limited	UK
Kent-Moore Brasil Indústria e Comércio Ltda. Braz	il
Kent-Moore UK Limited	UK
L & N Products Pty Limited	Australia
LDS Limited	UK
LDS Test and Measurement GmbH	Germany

LDS Test and Measurement Limited	UK
LDS Test and Measurement SARL	France
Leeds & Northrup (France) S.A.R.L.	France
Leeds & Northrup GmbH	Germany
Leeds & Northrup Italy, Srl	Italy
Leeds & Northrup Mexicana, S.A.	Mexico
Leeds & Northrup S.A.	Spain
Lightnin (Europe) Limited	UK
Lightnin Mixers Limited	UK
Lightnin Mixers Pty. Ltd.	Australia
Löwener OTC Tool GmbH	Germany
Mactek Pty Limited	Australia
Marley Canadian Inc.	Canada
Marley Cooling Tower Company (Europe) Limited	UK
Marley Cooling Tower Company (France) SNC	France
Marley Cooling Tower Company (U.K.) Limited	UK
Marley Cooling Tower (Holdings) Limited	UK
Marley Cooling Tower International Limited	Canada
Marley Mexicana S.A. de C.V.	Mexico
Marley Services S.C.	Mexico
Marley SNC	Mexico
Marley Water-Line Sdn. Bhd.	Malaysia
Mason Coatings plc	UK
Maxivox Inc.	Canada
McLeod Russel Clean Air Limited	UK
McLeod Russel Investments plc	UK
McLeod Russel Scandinavia AB	Sweden
McLeod Russel Service Apres Vente SARL	France
Methworth Limited	UK
MRH Filter Beteiligungsgesellschaft mbH	Germany
M. R. Services Limited	UK
NEMA AirFin GmbH	Germany
NESW 1 Limited	UK
NESW 2 Limited	UK
NESW 3 Limited	UK
NESW 4 Limited	UK
NESW 5 Limited	UK
NESW 6 Limited	UK
NESW 7 Limited	UK
NESW 8 Limited	UK
NESW 9 Limited	UK
Pearpoint Holdings Limited	UK
Pearpoint Limited	UK
Pearpoint Overseas Limited	UK
Platjohan AB	Sweden
Premium Coatings Limited	UK
Radiodetection Australia Pty Limited	Australia
Radiodetection B.V.	Netherlands
Radiodetection (Canada) Ltd.	Canada
Radiodetection (China) Limited	China
Radiodetection GmbH Ortungstechnik i.L.	Germany
Radiodetection Holdings Limited	UK

Radiodetection JV Sdn Bhd	Malaysia
Radiodetection Limited	Japan
Radiodetection Limited	UK
Radiodetection Sarl	France
Radiodetection S.L.	Spain
Radiodetection Sp z.o.o.	Poland
Radiodetection Srl	Italy
Radiodetection Srl	Romania
Rathi Lightnin Mixers Private Limited	India
Reclean AB	Sweden
Ritch Engineering PTY Ltd	Australia
Scandfilter AB	Sweden
Scandfilter International AB Sweden	Sweden
Seasonmaster Air Conditioning Limited	UK
Seldon & Co (Guildford) Limited	UK
Seldon (Refrigeration) Limited	UK
Serco Canada Ltd.	Canada
Span International Limited	Bahamas
Spore Holdings Limited	UK
SPX Air Filtration Limited	UK
SPX Air Treatment, B.V.	Netherlands
SPX Air Treatment Canada Inc.	Canada
SPX Air Treatment Holdings PLC	UK
SPX Air Treatment Limited	UK
SPX Air Treatment (Shanghai) Co. Ltd.	China
SPX At Netherlands BV	Netherlands
SPX Australia Pty., Ltd.	Australia
SPX Canada	Canada
SPX Canada Holdings I ULC	Canada
SPX Canada Holdings III ULC	Canada
SPX Canada Limited Partnership	Canada
SPX Canada Partner I Co.	Canada
SPX Canada Partner II Co.	Canada
SPX Cooling Technologies Australia Pty Limited	Australia
SPX Cooling Technologies (Beijing) Co. Ltd.	China
SPX Cooling Technologies Belgium S.A.	Belgium
SPX Cooling Technologies France SA	France
SPX Cooling Technologies GmbH	Germany
SPX Cooling Technologies Ibérica, S.L.	Spain
SPX Cooling Technologies Italia S.p.A.	Italy
SPX Cooling Technologies Malaysia Sdn Bhd	Malaysia
SPX Cooling Technologies Singapore Pte. Ltd.	Singapore
SPX Cooling Technologies UK Limited	UK
SPX Cooling Technologies (Zhangjiakou) Co. Ltd	China
SPX Corporation (China) Co., Ltd.	China
SPX Corporation (Shanghai) Co., Ltd.	China
SPX CTS Italia S.r.l	Italy
SPX de México, S.A. de C.V.	Mexico
SPX Europe GmbH	Germany
SPX Europe Holdings GmbH	Germany
SPX Filtran (Beijing) Automotive Engineered Products Co.	China
SPX Filtran (Beijing) Filtration System Company Ltd.	China

SPX Finance SARL	Luxembourg
SPX France SARL	France
SPX Hankison International GmbH	Germany
SPX Iberica S.A.	Spain
SPX International e.G.	Germany
SPX International Holding GmbH	Germany
SPX International, Ltd.	Barbados
SPX International (Thailand) Limited	Thailand
SPX Italia S.r.l.	Italy
SPX Material Handling de México, S. de R.L. de C.V.	Mexico
SPX Netherlands B.V.	Netherlands
SPX Pension Trust Company Limited	UK
SPX Process Equipment Limited	UK
SPX Process Equipment México, S.A. de C.V.	Mexico
SPX Process Equipment Pte. Ltd.	Singapore
SPX Resources México, S.A. de C.V.	Mexico
SPX (Schweiz) A.G.	Switzerland
SPX (Shanghai) Consulting Co., Ltd.	China
SPX Singapore Pte. Ltd.	Singapore
SPX Specialty Engineered Products (Shanghai) Co. Ltd.	China
SPX Technologies Australia (Pty) Ltd.	Australia
SPX (Tianjin) Cooling Technologies Co. Ltd.	China
SPX Transportation & Industrial Solutions (Suzhou) Co., Ltd.	China
SPX UK Holding Limited	UK
SPX U.L.M. GmbH	Germany
SPX United Kingdom Limited	UK
SPX Valves & Controls (Shanghai) Co., Ltd.	China
SPX Vokes Limited	UK
SRE Electronics Limited	UK
Telespec Limited	UK
Tip Top Industrial Limited (Hong Kong)	China
Tiros Sdn. Bhd	Malaysia
Tomal AB	Sweden
U.D.I. Finance Limited	Ireland
U.D.I. Foreign Sales Corporation	Barbados
U.D.I. Mauritius Limited	Mauritius
UD-RD Holding Company Limited	UK
United Dominion Holding Limited	Canada
United Dominion Industries Corporation	Canada
United Dominion Pte Ltd	Singapore
Valley Forge Technical Information Services GmbH	Germany
Valley Forge (UK) Limited	UK
Vibration Sales & Service Limited	UK
VL Churchill Limited	UK
Vokes Air AG	Switzerland
Vokes Air BV	Netherlands
Vokes Air Filters Limited	UK
Vokes Air GmbH	Germany
Vokes-Air Limited	UK
Vokes-Air Srl	Spain
Vokes Filtration (Pty) Ltd (South Africa)	South Africa
Vokes Limited	UK

Warren P S Limited	UK
WCB México, S.A. de C.V.	Mexico
Weil-McLain (Shandong) Cast-Iron-Boiler Co., Ltd.	China
Wheway Corporate Services Limited	UK
Wheway Hampshire Limited	UK
Wheway plc	UK
Wheway Secretarial Services Limited	UK
Wilson Filters Limited	UK
WOLFGANG MÜLLER GMBH & CO. KG.	Germany
WOLFGANG MÜLLER VERWALTUNGS-GMBH	Germany
W.P.H Cotton Limited	UK
W.P.H Papua New Guinea Plantations Limited	UK
W.T.H Investments Limited	UK
Wuxi Balcke Durr Technologies Company, Ltd.	China
Yantai Tip Top Industrial Co. Ltd.	China

QuickLinks

SPX CORPORATION DOMESTIC SUBSIDIARIES